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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   November 14, 1997
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                         SEARCH FINANCIAL SERVICES INC.
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               (Exact name of registrant as specified in charter)


                    DELAWARE                                0-9539                          41-1356819
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(State or other jurisdiction of incorporation)    (Commission File Number)    (I.R.S. Employer Identification No.)

                   600 N. PEARL STREET
                        SUITE 2500
                      DALLAS, TEXAS                               75201-2899
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         (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code          (214) 965-6000
                                                   ----------------------------



                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)





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ITEM 5.           OTHER EVENTS.

         On November 14, 1997, Registrant announced that its Board of Directors had unanimously approved proceeding with an exchange offer whereby Registrant would offer holders of its 9%/7% Convertible Preferred Stock and 12% Senior Convertible Preferred Stock (the "Preferred Stock") the opportunity to exchange each share of Preferred Stock for four shares of Registrant's Common Stock. Approval of Registrant's stockholders is required for the exchange offer to proceed.

         Registrant also announced that its Board of Directors had also approved seeking approval of Registrant's stockholders for a reclassification of each series of the Preferred Stock into Common Stock at the rate of four shares of Common Stock for each share of Preferred Stock. If approved by the requisite vote of stockholders, the reclassification would effect the exchange of all shares of the Preferred Stock.

         Registrant will file a registration statement, which will include the proxy statement/prospectus for the meeting of its stockholders and the exchange offer, with the Securities and Exchange Commission shortly. The exchange offer may only be made by means of the proxy statement/prospectus.





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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SEARCH FINANCIAL SERVICES INC.



                                            By:      /s/ Ellis A. Regenbogen
                                                     --------------------------
                                                     Ellis A. Regenbogen
                                                     Executive Vice President

Dated:   November 20, 1997